UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2018

Infrastructure and Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (765) 828-2580

None.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 24, 2018, Philip Kassin, a Class III director of the board of directors (the “Board”) of Infrastructure and Energy Alternatives, Inc. (the “Company”) and a member of the Board’s Audit Committee, Investment Committee and Bid Review Committee notified the Company of his decision to resign from his position as director of the Company and all Board committees upon which he served, effective September 24, 2018. Mr. Kassin’s departure from the Board is not due to any disagreement with the Company, management or the Board.

On September 26, 2018, the Board elected Mr. Garner to serve as a Class III Director until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The appointment is effective as of September 26, 2018. The Board also appointed Mr. Garner to the Board’s Audit Committee, Investment Committee and Bid Review Committee.

Mr. Garner was designated as a “Sponsor Designee” by M III Sponsor I LLC (“M III”) under the Investor Rights Agreement, dated as of March 26, 2018 (the “IRA”), among the Company, M III and the other parties thereto, to fill the vacancy created by the resignation of Mr. Kassin, who had previously been designated as a Sponsor Designee thereunder.

Mr. Garner has served as the Managing Director and General Counsel of M-III Partners, L.P. since April 2015. Previously, Mr. Garner was the founder and Managing Director of Long Mountain Advisers, LLC, a financial advisory firm, from April 2014 to April 2015. Prior to that, Mr. Garner served in an of counsel capacity with Duval & Stachenfeld LLP from May 2011 to May 2014. Mr. Garner began his career at Simpson Thacher & Bartlett LLP, where he remained through partnership in the Corporate/Banking group. Mr. Garner also has served as Executive Vice President of IDT Corp. (NYSE: IDT) and as Chief Executive Officer of its IDT Ventures division, as well as Executive Managing Director of Island Capital Group, LLC. Mr. Garner previously served as a director of the Company from March 2018 to May 2018. Mr. Garner holds a B.A. in Urban Studies and Political Science from the University of Pennsylvania and a J.D. from the New York University School of Law.

The compensation as a Director and Bid Review Committee member for IEA will be as follows:

•	Compensation of $125,000 per year for your service as a Board Member, which shall be payable in a combination of cash and equity in the Company.

•
An additional $10,000, $10,000 and $15,000 per year for your service as a Audit Committee, Investment Committee and Bid Review Committee member, respectively, which shall also be payable in a combination of cash and equity in the Company.

•	Reimbursement for any travel or other incidental costs associated with your tenure on the Board in a manner consistent with IEA's travel and expense reimbursement policies and practices.

•	Indemnification pursuant to the terms of an indemnification agreement between IEA and Mr. Garner.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 26, 2018

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Andrew D. Layman
Name: Andrew D. Layman
Title: Chief Financial Officer